UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2024

MONTE ROSA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40522	84-3766197
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

321 Harrison Avenue, Suite 900

Boston, MA 02118

(Address of principal executive offices, including zip code)

(617) 949-2643

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	GLUE	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On December 11, 2024, upon the recommendation of the Nominating and Corporate Governance Committee of the Board of Directors (the “Board”) of Monte Rosa Therapeutics, Inc. (the “Company”), the Board appointed Eric A. Hughes, M.D., Ph.D. to join the Board, effective as of December 11, 2024. Dr. Hughes will serve as a Class III director until his term expires at the 2027 annual meeting of stockholders at which time he will stand for election by the Company’s stockholders. The Board determined that Dr. Hughes is independent under the listing standards of Nasdaq. The compositions of the Compensation Committee, Nominating and Corporate Governance Committee and Audit Committee remain unchanged.

Dr. Hughes currently serves as Executive Vice President, Global R&D and Chief Medical Officer of Teva Pharmaceuticals. Prior to joining Teva, he was Senior Vice President of Clinical Development and Translational Medicine at Vertex Pharmaceuticals. Previously, he was Global Development Unit Head for Immunology, Hepatology and Dermatology at Novartis and held several executive and senior positions at Bristol Myers Squibb, including Head of Virology, Fibrotic Diseases, Genetically Defined Diseases, Autoimmunity, and Cardiology Discovery Medicine, Exploratory Clinical & Translational Research. During the COVID-19 pandemic, Dr. Hughes served as Co-Chair of the Therapeutics Clinical Working Group for the Accelerating COVID-19 Therapeutic Interventions and Vaccines public-private partnership at the National Institutes of Health. He received his M.D. and Ph.D. from Yale School of Medicine.

Pursuant to the Company’s third amended and restated non-employee director compensation policy, Dr. Hughes was granted a stock option to purchase 44,200 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The stock option will vest monthly over 36 months, subject to Dr. Hughes’s continuous service through the applicable vesting date. Dr. Hughes will also receive an annual fee of $40,000 for service as a director. In addition, Dr. Hughes will be eligible to receive, upon the conclusion of each annual meeting of stockholders, starting with the annual meeting of stockholders held in 2025, a stock option grant to purchase 22,100 shares of Common Stock. The stock option will vest in full on the earlier of (i) the one-year anniversary of the date of grant or (ii) the date of the next annual meeting of stockholders following the date the annual equity award is granted, in each case, subject to Dr. Hughes’s continuous service through the applicable vesting date.

Dr. Hughes is not a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Dr. Hughes and any other persons pursuant to which he was selected as a director. In addition, Dr. Hughes has entered into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing non-employee directors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monte Rosa Therapeutics, Inc.

Date: December 13, 2024	By:	/s/ Markus Warmuth
Markus Warmuth
President and Chief Executive Officer